Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the third quarter and nine months ended September 30, 2015

Company to Hold Conference Call on Tuesday, November 10, 2015, at 8:30 AM ET

FUZHOU, China, November 9, 2015 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced its unaudited financial results for the third quarter and nine months ended September 30, 2015.

Company Declares Cash Dividend During Period

●	October 9, 2015: The Company announced that it has declared a cash dividend of $0.01 per share of common stock outstanding. The dividend was payable in cash on or about November 16, 2015 to shareholders of record on October 16, 2015. This marks the fourth consecutive quarterly dividend paid by the Company.

Factors Affecting Pingtan’s Results of Operation

As previously disclosed, the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could monitor the operations of existing fleets and to fight illegal fishing activities. As a result, all licensed fishing vessels operating in Indonesian waters have been informed by the Indonesian government to only operate within strict guidelines in order to avoid potential enforcement actions by the Indonesian Navy such as boat seizures.

Among the 135 fishing vessels, 117 vessels are licensed to operate in the Arafura Sea of Indonesia. To cooperate and remain in compliance with the Indonesian government’s fishing license check procedures, in January 2015, the Company lowered its operation to approximately half of its normal level; and from February 2015, Pingtan temporarily ceased operations of the 117 vessels which are licensed to operate in Indonesian waters. Since the Company derives a majority of its revenue from this area, this temporary ban caused a significant drop in production.

The Indonesian government had previously expected the license check of fishing vessels to be completed by April 30, 2015. As of the date of this report, the license check was still in process. While the Company believes that over the long-term the Indonesian government’s anti-illegal fishing measures will be beneficial to fully licensed fishing companies such as PME, it cannot guarantee when fishing will resume in this area, and its financial condition and results of operation will continue to be materially impacted while this moratorium is in existence.

Pingtan Marine Enterprise, Ltd. November 9, 2015	Page 2

As a result, the Company’s sales for the three and nine months ended September 30, 2015 decreased significantly as compared to the three and nine months ended September 30, 2014.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “The moratorium enacted by the Indonesian government significantly affected our overall operating results since the beginning of the year, and we continue to fully cooperate with the Indonesian government. We have operated successfully and in full concert with their government in the past. While this moratorium affected our short-term financial outlook, we feel that our size and capitalization offers us a competitive opportunity over smaller enterprises that can not leverage these resources. In addition, we are also continuing to work closely with the Chinese government to deliver quality consumer products to individuals throughout China. During the third quarter, Pingtan received a $31.7 million dollar incentive grant from the Chinese government relating to fuel expenditure incurred in 2014. We intend to devote additional time and resources to our current operations in the Indian Exclusive Economic Zone and the Western and Central Pacific Ocean of the International Waters to provide high quality products to our customers in China during the fourth quarter.”

Third Quarter 2015 Financial Highlights (all results are compared to prior year period)

●	As a result of the above, revenue was $2.7 million compared to $54.4 million.
●	Gross loss was $6.5 million compared to gross profit of $15.5 million, and gross margin decreased to (237.4%) compared to 28.5%, due to the moratorium described above.
●	Net income was $22.5 million, or $0.26 per basic and diluted share, compared to net income of $14.2 million, or $0.18 per basic and diluted share. This increase was largely due to the $31.7 million paid to the Company as an incentive grant, which was booked as other income, net.

Third Quarter 2015 Selected Financial Highlights

($ in millions, except per share data)	Three Months ended September 30,
	2015	2014
Fishing Business
Revenue	$2.7	$54.4
Cost of Revenue	$9.2	$38.9
Gross Loss / Profit	$(6.5)	$15.5
Gross Margin	(237.4%)	28.5%
Net Income	$22.5	$14.2
Basic and Diluted Weighted Average	79.1	79.1
EPS (in $)	$0.26	$0.18

Balance Sheet Highlights

($ in millions, except per share data)	9/30/2015 (Unaudited)	12/31/2014 (Audited)
Cash and Cash Equivalents	$21.1	$12.8
Total Current Assets	98.2	105.9
Total Assets	266.0	249.0
Total Current Liabilities	56.2	61.1
Total Long-term Debt, net of current portion	29.6	38.6
Total Liabilities	85.8	99.7
Shareholders’ Equity	180.2	149.3
Total Liabilities and Shareholders’ Equity	266.0	249.0
Book Value Per Share (in $)	$2.28	$1.89

Pingtan Marine Enterprise, Ltd. November 9, 2015	Page 3

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business, sales of frozen fish and other marine catches, for the three months ended September 30, 2015, were $2.7 million compared to $54.4 million for the same period in 2014. The decrease was primarily due to significant decrease in sales volumes, due to the Company temporarily ceased its operations in the Indonesia waters since February 2015 due to the moratorium described above, as well as the decrease in average unit sale price due to the different sales mix.

For the nine months ended September 30, 2015, the Company’s revenues were $46.7 million compared to $176.9 million in the first nine months of 2014. The decrease was primarily due to decrease in sales volume due to the moratorium described above, as well as the decrease in average unit sale price due to the different sales mix.

Gross Margin

The Company’s gross margin was (237.4%) for the three months ended September 30, 2015, compared to 28.5% in the prior-year period. The significant decrease was primarily due to the reduced scale of operations resulting from the moratorium, which is reflected in the allocation of fixed costs, mainly consisting of depreciation and labor costs, to cost of revenue. The ordinary repairs and maintenance fees were incurred in the periods to maintain vessels in operating condition and represent revenue expenditures.

For the nine months ended September 30, 2015, gross margin decreased to 13.2% from 33.1% in the same period of 2014, the decrease was primarily due to the same reasons described above.

Selling Expenses

Selling expenses were $0.3 million for the three months ended September 30, 2015, compared to $0.7 million in the prior-year period.

For the nine months ended September 30, 2015, selling expenses were $1.3 million, decreased from $1.9 million in the same period of 2014.

General & Administrative Expenses

During the moratorium period, the Company has endeavored to control corporate overhead and fixed corporate costs. For the three months ended September 30, 2015, general and administrative expenses were $0.7 million, compared to $0.8 million in the prior-year period.

For the nine months ended September 30, 2015, general and administrative expenses were $2.5 million compared to $2.4 million in the same period of 2014.

Pingtan Marine Enterprise, Ltd. November 9, 2015	Page 4

Net Income

Net income from the fishing business for the three months ended September 30, 2015 was $22.5 million, or $0.26 per basic and diluted share, compared to $14.2 million, or $0.18 per basic and diluted share, in the same period of 2014.  The increase was primarily due to grant income of approximately $31.7 million offset by loss from operations of $7.6 million resulting from the moratorium described above, an increase in interest expense due to the increase of the Company’s interest bearing bank loan, and currency transaction loss due to the exchange rate fluctuation.

Net income from the fishing business for the nine months ended September 30, 2014 was $29.4 million, or $0.35 per basic and diluted share, compared to $52.4 million, or $0.66 per basic and diluted share, in the same period of 2014.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Tuesday, November 10, 2015, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310
Live Participant Dial In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q3-2015. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan Marine

Pingtan is a global fishing company, engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing primarily engages in ocean fishing with many of its self-owned vessels that are licensed to operate within the Indian Exclusive Economic Zone, the Arafura Sea of Indonesia and the Western and Central Pacific Ocean of international waters. Pingtan Fishing is a growing fishing company and provider of high quality seafood in the PRC.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, potential long-term benefits of the Indonesian government’s anti-illegal fishing measures to fully licensed fishing companies such as Pingtan, potential opportunities afforded Pingtan due to its size and capitalization over smaller enterprises that cannot leverage these resources, Pingtan’s ability to provide high quality products to its customers in China during the fourth quarter of 2015 and Pingtan’s ability to control corporate overhead and fixed corporate costs during the moratorium by the Indonesian government. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

Pingtan Marine Enterprise, Ltd. November 9, 2015	Page 5

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

Pingtan Marine Enterprise, Ltd. November 9, 2015	Page 6

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014

REVENUE	$2,740,981	$54,416,793	$46,727,808	$176,909,177

COST OF REVENUE	9,248,696	38,932,806	40,562,651	118,388,729

GROSS (LOSS) PROFIT	(6,507,715)	15,483,987	6,165,157	58,520,448

OPERATING EXPENSES:
Selling	312,574	675,442	1,309,859	1,914,815
General and administrative	733,923	828,530	2,547,225	2,407,370

Total Operating Expenses	1,046,497	1,503,972	3,857,084	4,322,185

(LOSS) INCOME FROM OPERATIONS	(7,554,212)	13,980,015	2,308,073	54,198,263

OTHER INCOME (EXPENSE):
Interest income	10,875	4,845	98,894	14,016
Interest expense	(817,321)	(679,484)	(2,856,516)	(3,088,685)
Foreign currency transaction (loss) gain	(774,934)	171,058	(714,620)	(286,576)
Grant income	31,691,166	716,121	31,691,166	1,240,542
Investment (loss) income from cost method investment	(3,264)	2,399	417,434	348,382
Loss on equity method investment	(34,187)	-	(37,545)	-
Loss on fixed assets disposal	-	-	(1,544,277)	-
Other income (expense)	1	(424)	(212)	(335)

Total Other Income (Expense), net	30,072,336	214,515	27,054,324	(1,772,656)

INCOME BEFORE INCOME TAXES	22,518,124	14,194,530	29,362,397	52,425,607

INCOME TAXES	-	-	-	-

NET INCOME	$22,518,124	$14,194,530	$29,362,397	$52,425,607

LESS: NET INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(1,834,497)	-	(1,925,443)	-

NET INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$20,683,627	$14,194,530	$27,436,954	$52,425,607

COMPREHENSIVE INCOME:
NET INCOME	22,518,124	14,194,530	29,362,397	52,425,607
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign currency translation (loss) gain	(6,948,652)	302,391	(5,848,277)	(690,948)
COMPREHENSIVE INCOME	$15,569,472	$14,496,921	$23,514,120	$51,734,659
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(1,277,639)	-	(1,600,169)	-
COMPREHENSIVE INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$14,291,833	$14,496,921	$21,913,951	$51,734,659

NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY
Basic and diluted	$0.26	$0.18	$0.35	$0.66

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	79,055,053	79,055,053

Pingtan Marine Enterprise, Ltd. November 9, 2015	Page 7

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN U.S. DOLLARS)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$21,092,310	$12,752,272
Accounts receivable, net of allowance for doubtful accounts	10,221,351	49,999,712
Inventories	5,442,615	12,123,405
Prepaid expenses	38,647,378	32,913
Prepaid expenses - related parties	14,522,315	7,319,975
Deferred expenses - related parties	46,083	1,029,114
Other receivables	79,374	22,656,232
Other receivables - related parties	8,163,049	-

Total Current Assets	98,214,475	105,913,623

OTHER ASSETS:
Cost method investment	3,305,109	3,421,031
Equity method investment	54,733,971	15,964,812
Prepayment for long-term assets	14,649,387	13,750,102
Property, plant and equipment, net	95,061,020	109,980,617

Total Other Assets	167,749,487	143,116,562

Total Assets	$265,963,962	$249,030,185

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,111,274	$1,181,977
Accounts payable - related parties	5,057,984	2,601,314
Advances from customers	-	164,724
Short-term bank loans	28,571,024	30,353,890
Long-term bank loans - current portion	12,150,209	18,868,616
Accrued liabilities and other payables	9,263,009	5,602,307
Due to related parties	23,354	2,373,352

Total Current Liabilities	56,176,854	61,146,180

OTHER LIABILITIES:
Long-term bank loans - non-current portion	29,572,854	38,625,071

Total Liabilities	85,749,708	99,771,251

SHAREHOLDERS' EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053
shares issued and outstanding at September 30, 2015 and December 31, 2014)	79,055	79,055
Additional paid-in capital	111,011,856	117,525,377
Retained earnings	47,171,563	21,315,710
Statutory reserve	6,412,892	6,412,892
Accumulated other comprehensive (loss) income	(1,768,587)	3,925,900
Total equity attributable to owners of the company	162,906,779	149,258,934
Non-controlling interest	17,307,475	-

Total Shareholders' Equity	180,214,254	149,258,934

Total Liabilities and Shareholders' Equity	$265,963,962	$249,030,185

Pingtan Marine Enterprise, Ltd. November 9, 2015	Page 8

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN U.S. DOLLARS)

	For the Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29,362,397	$52,425,607
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	4,360,186	4,022,232
Decrease in allowance for doubtful accounts	(87,535)	-
Loss on equity method investment	37,545	-
Loss on disposal of fixed assets	1,544,277	-
Changes in operating assets and liabilities:
Accounts receivable	39,365,984	(32,622,490)
Inventories	6,466,615	2,918,687
Prepayments made for inventories purchased	(35,352,076)
Prepaid expenses - other	(4,474,501)	3,956,449
Prepaid expenses - related parties	(7,684,028)	(3,111,736)
Deferred expenses - related parties	977,895	(2,239,090)
Advances to suppliers	-	(258,408)
Other receivables	88,115	(156,943)
Other receivables - related parties	4,384,313	-
Accounts payable	(31,612)	(1,839,459)
Accounts payable - related parties	2,624,623	(6,849,973)
Advances from customers	(164,133)	(130,484)
Accrued liabilities and other payables	3,970,928	241,133
Due to related parties	-	23,348
NET CASH PROVIDED BY OPERATING ACTIVITIES	45,388,993	16,378,873

CASH FLOWS FROM INVESTING ACTIVITIES:
Refunds from commercial retail space prepayments	22,407,331	-
Prepayments made for commercial retail space	-	(22,461,657)
Purchase of property, plant and equipment	(16,295)	(1,268,934)
Proceeds from government grants for fishing vessels construction	-	1,195,275
Payments for equity method investment	(40,580,463)	(15,946,109)
NET CASH USED IN INVESTING ACTIVITIES	(18,189,427)	(38,481,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	15,472,361	44,891,439
Repayments of short-term bank loans	(16,250,334)	(17,724,568)
Proceeds from long-term bank loans	-	3,742,454
Repayments of long-term bank loans	(14,255,917)	(5,682,835)
Advances from related parties	2,550,000	650,000
Payments made for dividend	(1,581,101)	-
Capital contribution from non-controlling interest	64,928,741	-
Payments made to related parties in connection with the termination of VIE	(13,472,714)	-
Acquisition of fishing vessels from relate parties under common control	(56,206,080)	-
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(18,815,044)	25,876,490

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(44,484)	(132,878)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,340,038	3,641,060

CASH AND CASH EQUIVALENTS - beginning of period	12,752,272	8,156,599

CASH AND CASH EQUIVALENTS - end of period	$21,092,310	$11,797,659

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$2,858,417	$4,065,601
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$-	$27,099,444
Decrease in cost of property and equipment by proceeds from government grants	$-	$1,195,275
Decrease in cost of property and equipment by recognition of deferred grant income	$-	$512,261